SUB-ITEM 77C

(a1)     The Special Shareholders' Meeting of THE AAL MUTUAL FUNDS on April
         28, 1995

(b1)     n/a

(c1) RESOLVED, that the meeting and final vote on the proposal to approve the new Sub-Advisory Agreement with PB Newco, Inc. (the acquiror of Pilgrim Baxter & Associates, Ltd.) for The AAL Smaller Company Stock Fund be adjourned until Friday, May 5, 1995 at this same location.




(a2)     The Special Shareholders' Meeting of THE AAL MUTUAL FUNDS on May 5 ,
         1995

(b2)     n/a

(c3) RESOLVED: to approve the new Sub-Advisory Agreement between The AAL Smaller Company Stock Fund and PB Newco, Inc. (the acquiror of Pilgrim Baxter & Associates, Ltd.).




                                                         # of shares                   % of
                                                         outstanding                   shares
                                                         -----------                   ------

                  Proposal #1               For          9,374,377.386                 91.845%



                  Proposal #1               Against       269,291.028                   2.639%



                  Proposal #1               Abstain       563,049.888                   5.516%
                                                          -----------                   -----


                                                       10,206,718.302                   100%


(a3) The Special Shareholders' Meeting of THE AAL MUTUAL FUNDS on September 28, 1995

(b3) The next item of business was the election of six Trustees. Mr. Same explained that the Trustees are elected by a plurality of the votes cast by the holders of shares of The AAL Mutual Funds, with all Series voting together. Votes received are as follows:



                                    Shares                    Total Shares                   Percentage
Nominee                             voted for                 voted                          voted for
-------                             ---------                 -----                          ---------

F. Gregory Campbell                 113,194,508.754           115,324,624.765                98.153%

Richard L. Gady                     113,219,883.435           115,324,624.765                98.175%

Richard L. Gunderson                112,974,342.806           115,324,624.765                97.962

John H. Pender                      113,235,125.335           115,324,624.765                98.188%

D.W. Russler                        113,236,800.848           115,324,624.765                98.190%

Lawrence M. Woods                   113,211,444.773           115,324,624.765                98.168%



The Funds Secretary voted the shares received, noting that each person is duly elected as Trustee of the Funds.


(c3) Second item: RESOLVED, that the new Sub-Advisory Agreement between The AAL Mutual Funds, AAL Capital Management Corporation and Duff & Phelps Investment Management Co. be approved for The AAL Municipal Bond Fund and The AAL U.S. Government Zero Coupon Target Fund, Series 2001.

TOTAL NUMBER OF SHARES TO BE VOTED AT MEETING
The AAL Municipal Bond Fund

                             # of shares                       % of shares
                             voted                             voted
                             -----                             -----

      For                    17,608,901.320                    49.192%

     Against                    203,620.076                      .569%

      Abstain                   517,319.577                     1.445%

         Total Shares
         Outstan             35,796,245.000                    51.206%

TOTAL NUMBER OF SHARES TO BE VOTED AT MEETING
The AAL U.S. Government Zero Coupon Target Fund, Series 2001


                             # of shares             % of shares
                             voted                   voted
                             -----                   -----

       For                   75,213.637              45.443%

       Against                9,657.494               5.835%

       Abstain                1,094.450                .661%

       Total Shares
       Outstanding          165,512.000              51.939%


The third item of business was the ratification of the selection of Price Waterhouse as independent accountants for the Funds for the fiscal year ending April 30, 1996. The Funds Secretary explained that all Series of The AAL Mutual Funds vote together on the ratification of the selection of Price Waterhouse LLP. He noted that of 115,324,624.765 total voted shares, 111,363,282.980 shares, which is 96.965% have been cast for ratification of Price Waterhouse to serve as independent accountants for the Funds for the fiscal year ending April 30, 1996.


(a4)     The Special Shareholders' Meeting of THE AAL MUTUAL FUNDS on October
         13, 1995

(b4)     Same as above

(c4) RESOLVED: That the new Sub-Advisory Agreement between The AAL Mutual Funds, AAL Capital Management Corporation and Duff & Phelps Investment Management Co., for The AAL Bond and The AAL Utilities Funds, be approved

TOTAL NUMBER OF SHARES TO BE VOTED AT MEETING
The AAL Bond Fund

                             # of shares                       % of shares
                             voted                              voted
                             -----                              -----

       For                   22,596,082.572                     50.581%

       Against                  371,374.770                       .831%

       Abstain                  830,724.291                      1.860%

         Total Shares
         Outstanding         44,672,770.000                     53.272%

TOTAL NUMBER OF SHARES TO BE VOTED AT MEETING
The AAL Utilities Fund

                        # of shares                       % of shares
                        voted                             voted
                        -----                             -----

       For              3,875,845.470                     50.427%

       Against             46,194.787                       .601%

       Abstain             91,074.456                      1.185%

       Total Shares
       Outstanding      7,686,048.000                     52.213%





(a5)     The Special Shareholders' Meeting of THE AAL MUTUAL FUNDS on October
         31, 1995

(b5)     Same as above

(c5) RESOLVED: That the new Sub Advisory Agreement between and among The AAL Mutual Funds, AAL Capital Management Corporation, Duff & Phelps
         Investment        Management Co. and The AAL Money Market Fund be
         approved

TOTAL NUMBER OF SHARES TO BE VOTED AT MEETING
The AAL Money Market Fund

                            # of shares                       % of shares
                            voted                              voted
                            -----                              -----

         For               39,407,980.510                      48.778%

         Against              548,044.990                        .678%

         Abstain            1,193,611.120                       1.478%

         Total Shares
         Outstanding       80,773,151.000                      50.944%